As filed with the Securities and Exchange Commission on August 30, 2002
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                               VERINT SYSTEMS INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                     11-3200514
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                           --------------------------

                            234 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797
                                 (516) 677-7300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                           --------------------------

              VERINT SYSTEMS INC. STOCK INCENTIVE COMPENSATION PLAN
                              (Full Title of Plans)

                           --------------------------

                                 MR. DAN BODNER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               VERINT SYSTEMS INC.
                            234 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797
                                 (516) 677-7300
                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                           --------------------------

                                   Copies to:

      MATTHEW D. BLOCH, ESQ.                        WILLIAM F. SORIN, ESQ.
       JEFFREY NADLER, ESQ.                               SECRETARY
    WEIL, GOTSHAL & MANGES LLP                       VERINT SYSTEMS INC.
         767 FIFTH AVENUE                          234 CROSSWAYS PARK DRIVE
     NEW YORK, NEW YORK 10153                      WOODBURY, NEW YORK 11797
          (212) 310-8000                                (516) 677-7300

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Each Class of Securities to be      Amount to be        Proposed Maximum          Proposed Maximum           Amount of
Registered                                   Registered (1)  Offering Price Per Share  Aggregate Offering Price  Registration Fee(5)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001, per share     3,091,925 (2)          $8.44                   $26,102,916               $2,410
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001, per share     1,595,281 (3)          $8.91 (4)               $14,213,954 (4)           $1,320
====================================================================================================================================

(1) Plus such indeterminate number of shares of common stock of the registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Verint Systems Inc. Stock Incentive Compensation Plan.

(2) Represents the registration of 3,091,925 shares of common stock of the registrant issued or issuable upon exercise of options granted under the Verint Systems Inc. Stock Incentive Compensation Plan with a weighted average exercise price of $8.44 per share.

(3) Represents the registration of 1,595,281 shares of common stock of the registrant issuable upon exercise of options reserved for grant under the Verint Systems Inc. Stock Incentive Compensation Plan

(4) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, for the purpose of calculating the estimated maximum aggregate offering price and the registration fee, the proposed maximum offering price per share was determined based upon the average of the high and low prices of the registrant's common stock as reported by the Nasdaq National Market on August 28, 2002. In addition, pursuant to Rule 416(c) under the Securities Act of 1995, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Verint Systems Inc. Stock Incentive Compensation Plan.

(5) The registration fee was paid on August 29, 2002.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION

           The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE STOCK OPTION PLAN INFORMATION

           Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the Verint Systems Inc. Stock Incentive Compensation Plan and its administrators are available without charge by contacting:

                               Verint Systems Inc.

                            234 Crossways Park Drive

                            Woodbury, New York 11797

                                 (516) 677-7300

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Commission by Verint Systems Inc. (the "Company") (File No. 000-49790) are incorporated herein by reference and made a part hereof:

         (a) The Company's 424(b) Prospectus filed with the Commission on May 15, 2002.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2002.

         (c) The description of the Company's common stock, par value $0.001, per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on May 1, 2002.

           All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 ITEM 4.   DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The validity of the shares of common stock being offered hereby will be passed upon for Verint Systems Inc. by Weil, Gotshal & Manges LLP, New York, New York.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

           Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, agent or employee of the Company, or is or was serving at the Company's request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acting in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses, including attorneys' fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successful on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection herewith.

           Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

           As permitted by the DGCL, our certificate of incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to limited exceptions. Our certificate of incorporation also provides that every person who is or was our director, officer, employee or agent or is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at our request, shall be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving such person in this capacity. The Company entered into an indemnification agreement with each of its directors and officers under which the Company agreed to provide indemnification and expense reimbursement as outlined above.

           The Company has agreed to indemnify Comverse Technology, Inc. ("Comverse") and its directors, officers, employees and agents against any liabilities arising out of any claim that any provision of the business opportunities agreement, entered into by the Company and Comverse, breaches any duty that may be owed to the Company by or any such person.

           Under a Corporate Services Agreement entered into by the Company and Comverse, Comverse obtained directors' and officers' liability insurance which also provides coverage for the Company's officers and directors.

           Each of the Company's directors who is also a director and/or officer of Comverse has an indemnification agreement with Comverse. Under this agreement Comverse has agreed to indemnify such person against losses and expenses, to the extent permitted by law, incurred by such person in connection with his service as director and/or officer of Comverse or any of its subsidiaries, including the Company.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                                  Description
------                                  -----------

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-82300), filed on April 22, 2002, as amended).

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-82300), filed on April 26, 2002, as amended).

4.3             Specimen Stock Certificate (incorporated by reference to Exhibit
                4.1 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-82300), filed on April 22, 2002, as amended).

4.4*            Verint Systems Inc. Stock Incentive Compensation Plan.

5.1*            Opinion of Weil, Gotshal & Manges LLP.

23.1*           Consent of Deloitte & Touche LLP

23.2*           Consent of KPMG LLP

23.3*           Consent of Weil, Gotshal & Manges LLP (contained in exhibit
                5.1).

24.1* Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------
* filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that the undertakings in paragraph
                  (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed, with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, as of August 28, 2002.

                                  Verint Systems Inc.


                                  By: /s/ Dan Bodner
                                      ---------------------------------------
                                      Dan Bodner
                                      President and Chief Executive Officer




                                POWER OF ATTORNEY

           We, the undersigned directors and officers of Verint Systems Inc. (the "Company") and each of us, do hereby constitute and appoint Dan Bodner and Igal Nissim, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, and any and all amendments (including post-effective amendments) to this Registration Statement, in connection with the public offering of the common stock of the Company, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                                         TITLE                                    DATE
       ---------                                         -----                                    ----

/s/ Kobi Alexander                 Chairman of the Board and Director                        August 28, 2002
-----------------------------
Kobi Alexander


/s/ Dan Bodner                     President and Chief Executive Officer and Director        August 28, 2002
-----------------------------
Dan Bodner


/s/ Igal Nissim                    Chief Financial Officer and Director                      August 28, 2002
-----------------------------      (Principal Financial and Accounting Officer)
Igal Nissim


/s/ William F. Sorin               Director                                                  August 28, 2002
-----------------------------
William F. Sorin


/s/David Kreinberg                 Director                                                  August 28, 2002
-----------------------------
David Kreinberg


/s/ David T. Ledwell               Director                                                  August 28, 2002
-----------------------------
David T. Ledwell


/s/ Paul D. Baker                  Director                                                  August 28, 2002
-----------------------------
Paul D. Baker


                                   Director                                                  August 28, 2002
-----------------------------
Paul L. Robinson


/s/ Harris T. Oliner               Director                                                  August 28, 2002
-----------------------------
Harris T. Oliner


/s/ Victor De Marines              Director                                                  August 28, 2002
-----------------------------
Victor De Marines


/s/Kenneth A. Minihan              Director                                                  August 28, 2002
-----------------------------
Kenneth A. Minihan


/s/ Howard Safir                   Director                                                  August 28, 2002
-----------------------------
Howard Safir

Exhibits Index
--------------

Exhibit
Number                                  Description
------                                  -----------

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-82300), filed on April 22, 2002, as amended).

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-82300), filed on April 26, 2002, as amended).

4.3             Specimen Stock Certificate (incorporated by reference to Exhibit
                4.1 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-82300), filed on April 22, 2002, as amended).

4.4*            Verint Systems Inc. Stock Incentive Compensation Plan.

5.1*            Opinion of Weil, Gotshal & Manges LLP.

23.1*           Consent of Deloitte & Touche LLP

23.2*           Consent of KPMG LLP

23.3*           Consent of Weil, Gotshal & Manges LLP (contained in exhibit
                5.1).

24.1* Powers of Attorney (included in the signature pages of this Registration Statement).


--------------------------------
* filed herewith